UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2021

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	DLA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On November 23, 2021, Deborah H. Merrill submitted her resignation as Chief Financial Officer and President, Delta Group of Delta Apparel, Inc. (the “Company”). Ms. Merrill has agreed to continue working with the Company through January 22, 2022 to assist in the orderly transition of her responsibilities. She will resign as Chief Financial Officer, effective December 15, 2021, and as President, Delta Group and from all other positions held with the Company and its subsidiaries, effective January 22, 2022.

Appointment of Chief Financial Officer

On November 30, 2021, the Company announced that Simone Walsh has been appointed by the Company’s Board of Directors as Vice President, Chief Financial Officer & Treasurer of the Company, effective as of December 15, 2021. Ms. Walsh will report to Robert W. Humphreys, Chairman and Chief Executive Officer of the Company, and will serve as the Company’s principal financial officer and principal accounting officer.

Ms. Walsh, age 49, has most recently served as Vice President – Deputy Controller of Novelis Inc., since September 2020. Prior to that, she served as Chief Accounting Officer, Controller and principal accounting officer of PRGX Global, Inc. from April 2019 to September 2020 and as Vice President – Finance from August 2017 to April 2019. Ms. Walsh worked as a consultant for Steele Consulting from October 2016 to July 2017 leading a tax and divestiture process for certain operations of Cable & Wireless Communication Limited to a U.S. public company. Prior to that, Ms. Walsh served as the Senior Director – Finance, Home Services for The Home Depot, Inc. from January 2015 to April 2016 and as the Senior Director – Tax from 2012 until 2014. Ms. Walsh has also held other leadership and senior financial positions with various other companies and began her career as a public accountant, working at both Ernst & Young and Deloitte. Ms. Walsh holds a Bachelor of Commerce degree from the University of Wollongong (Australia) and a Master of Business (Accounting and Finance) from the University of Technology Sydney (Australia). Ms. Walsh is both an Australian and British Chartered Accountant.

In connection with her appointment, Ms. Walsh entered into an employment agreement with the Company dated November 30, 2021 (the “Agreement”). Unless earlier terminated in accordance with its terms, the Agreement will be in effect from December 15, 2021 through December 31, 2024. Pursuant to the Agreement, Ms. Walsh will receive an annual base salary of $400,000 and will be eligible to participate in the Company’s Short-Term Incentive Compensation Plan (“STIC Plan”) beginning fiscal 2022. For fiscal 2022, her STIC Plan aggregate base participation level will be $150,000. In addition, Ms. Walsh will be awarded service-based restricted stock units and performance units in the following amounts: (i) 23,000 service-based restricted stock units that are eligible to vest following the filing of the Company’s Annual Report on Form 10-K with the SEC for the next three fiscal years as follows: (a) 5,000 for fiscal year 2022, (b) 5,000 for fiscal year 2023, and (c) 13,000 for fiscal year 2024; and (ii) 5,000 performance units that are eligible to vest following the achievement of certain performance criteria and the filing of the Company’s Annual Report on Form 10-K with the SEC for fiscal year 2023. The equity awards are subject to the terms and conditions of the Delta Apparel, Inc. 2020 Stock Plan and those contained in the applicable award agreement. In addition, the Company will pay Ms. Walsh a one-time cash sign-on bonus in the amount of $100,000.

If the Agreement is terminated due to Ms. Walsh’s death or disability, Ms. Walsh (or her estate) is entitled to receive her base salary for a period of six months. If terminated by the Company for Cause (as defined in the Agreement), or terminated by Ms. Walsh without a material breach by the Company, Ms. Walsh is entitled to receive any accrued but unpaid salary and reimbursable expenses. If terminated by the Company without Cause, not renewed by the Company, or terminated by Ms. Walsh following a material breach by the Company, Ms. Walsh is entitled to receive any accrued but unpaid salary and reimbursable expenses, plus twelve months of base salary and 100% of the STIC Plan award earned by Ms. Walsh for the most recent full fiscal year prior to termination. In addition, if Ms. Walsh terminates her employment within one year following a Change of Control (as defined in the Agreement) for Good Reason (as defined in the Agreement) or the Company or its successor terminates her employment for any reason other than Cause, death or disability within one year following a Change of Control, then Ms. Walsh is entitled to receive a lump sum of: (i) her annual base salary as of the date of termination; and (ii) the greater of an amount equal to her base incentive amount for the STIC Plan for fiscal year 2022 or an amount equal to the STIC Plan award amount she received for the most recent fiscal year prior to her termination. The Company will also provide Ms. Walsh with out-placement assistance and, if elected, COBRA coverage for up to twelve months, to the extent permitted under Internal Revenue Code Section 409A and the terms of the applicable benefit plans.

The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

There is no arrangement or understanding pursuant to which Ms. Walsh was appointed as Vice President, Chief Financial Officer & Treasurer of the Company. There are no family relationships between Ms. Walsh and any of the Company’s directors or executive officers, and there are no related party transactions involving Ms. Walsh that are reportable under Item 404(a) of Regulation S-K.

On November 30, 2021, the Company issued a press release announcing this leadership transition. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Negotiation of Chief Executive Officer’s Employment Agreement

On November 29, 2021, the Company and Robert W. Humphreys agreed to negotiate and finalize the terms of an amendment to his existing employment agreement in good faith in the near future with the following key terms: (i) the term of his existing employment agreement will be extended through the filing of the Company’s Annual Report on Form 10-K with the SEC for fiscal year 2024; (ii) Mr. Humphreys’ annual base salary will be increased to $850,000, effective January 1, 2022; and (iii) for fiscal 2022, his STIC Plan aggregate base participation level will be $750,000.

Item 9.01.       Financial Statements and Exhibits.

           (d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Delta Apparel, Inc. and Simone Walsh dated November 30, 2021.

99.1	Press release issued by Delta Apparel, Inc. on November 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	November 30, 2021	/s/ Robert W. Humphreys
Robert W. Humphreys
Chairman and Chief Executive Officer